UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2016 (February 12, 2016)

METRO BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36852	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street Harrisburg, Pennsylvania	17111
(Address of Principal Executive Offices)	(Zip Code)

(888) 937-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 13, 2016, pursuant to the terms and conditions of the Agreement and Plan of Merger dated as of August 4, 2015 between F.N.B. Corporation and Metro Bancorp, Inc., Metro merged with and into F.N.B., with F.N.B. being the surviving corporation. As a result of the merger, Metro ceased to exist as a separate corporation and each common share of Metro outstanding immediately prior to the merger (except for certain shares held by F.N.B., Metro and their respective subsidiaries, which were cancelled without receipt of any consideration) was converted into the right to receive 2.373 shares of the common stock of F.N.B., with cash paid in lieu of fractional shares. Additionally, each outstanding option to purchase Metro common shares pursuant to Metro’s equity-based compensation plans was converted into an option to purchase a number of shares of F.N.B. common stock equal to the number of shares of Metro common stock underlying the option immediately prior to the merger multiplied by 2.373 (rounded down to the nearest whole share), at an exercise price equal to the exercise price in effect immediately before the merger, divided by 2.373 (rounded up to the nearest whole cent). Immediately following completion of the merger, Metro’s bank subsidiary, Metro Bank, merged with and into First National Bank of Pennsylvania, the principal subsidiary of F.N.B., with First National Bank of Pennsylvania continuing as the surviving bank.

The foregoing description of the Agreement and Plan of Merger and the merger does not purport to be complete and is qualified in its entirety by reference to the Agreement and Plan of Merger, which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the completion of the merger between F.N.B. and Metro, on February 12, 2016, Metro notified its principal trading market, the NASDAQ Global Select Market, that effective as of 12:01 a.m. on February 13, 2016, Metro would be merged with and into F.N.B. and each common share of Metro outstanding immediately prior to the merger would be converted into the right to receive the merger consideration set forth in the Agreement and Plan of Merger (or, in the case of certain shares held by F.N.B., Metro and their respective subsidiaries, cancelled without receipt of any consideration), and requested that NASDAQ file with the SEC a notification of removal from listing on Form 25 to report that Metro’s common shares are no longer listed on NASDAQ.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

As of 12:01 a.m. on February 13, 2016, each outstanding Metro common share was converted into the right to receive the merger consideration provided for in the Agreement and Plan of Merger or, in the case of certain shares held by F.N.B., Metro and their respective subsidiaries, cancelled without receipt of any consideration, and the holders of Metro’s common shares ceased to have any rights as shareholders of Metro.

Item 5.01	Changes in Control of Registrant.

The information disclosed in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On February 13, 2016, Metro merged with and into F.N.B., as a result of which the separate corporate existence of Metro ceased and each Metro common share (except for certain shares held by F.N.B., Metro and their respective subsidiaries, which were cancelled without receipt of any consideration), was converted into the right to receive the merger consideration provided for in the Agreement and Plan of Merger.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Metro on August 7, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION (as successor-by-merger to Metro Bancorp, Inc.)

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: February 19, 2016

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between F.N.B. Corporation and Metro Bancorp, Inc., dated as of August 4, 2015 (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Metro on August 7, 2015)